UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2021

Rocket Lab USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39560	98-1550340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3881 McGowen Street Long Beach, California	90808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 465-5737

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RKLB	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, $0.0001 par value	RKLBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2021, Rocket Lab USA, Inc. (the “Company”) entered into a membership interest purchase agreement (the “Purchase Agreement”) with ASI Aerospace LLC (“ASI”), Willis Vern Holdings, Inc., the shareholders of ASI, and John A. Cuseo, as shareholder representative, pursuant to which the Company agreed to purchase 100% of the issued and outstanding equity interests of ASI for aggregate consideration of $40 million, subject to customary adjustments at closing for cash, working capital, transaction expenses and indebtedness, and amounts placed in escrow (the “Acquisition”). The Purchase Agreement also includes an additional potential earn out payment of up to $5.5 million based on achievement of certain performance metrics for the business in its fiscal year ending December 31, 2021. The Purchase Agreement contains representations, warranties and indemnification provisions customary for transactions of this kind. In connection with the Acquisition, the Company has entered into customary offer letters and non-competition and non-solicitation agreements with certain key employees of ASI. The transactions contemplated by the Purchase Agreement closed on October 12, 2021.

The foregoing summary of the terms of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Purchase Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 12, 2021, the Company issued a press release announcing the Acquisition. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Membership Interest Purchase Agreement with ASI Aerospace LLC dated October 12, 2021.

99.1	Press Release of Rocket Lab USA, Inc., dated October 12, 2021.

104 *

Cover Page Interactive Data File (embedded within the Inline XBRL document).

Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the staff of the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2021	Rocket Lab USA, Inc.

	By:	/s/ Adam Spice
Adam Spice
Chief Financial Officer